December 13, 2018

RENN Fund, Inc.

470 Park Avenue South

New York, NY 10016

Re:	RENN Fund, Inc. (RCG) (File No. 333-227230)

Ladies and Gentlemen:

We hereby consent to all references to our firm in the Registration Statement on Form N-2 under the Securities Act of 1933 (the “Securities Act”) of RENN Fund, Inc. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001